NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS SECOND QUARTER 2018 RESULTS

HOUSTON, August 7, 2018 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Net Income of $16.2 million, or $0.35 per diluted share

•	Adjusted Net Income of $13.6 million, or $0.29 per diluted share

•	Adjusted EBITDA of $36.6 million

•	Record on-island sales of 71,900 barrels per day in Hawaii

•	Record throughput of 17,300 barrels per day for the Wyoming refining business

Par Pacific reported net income of $16.2 million, or $0.35 per diluted share, for the quarter ended June 30, 2018, compared to net income of $7.0 million, or $0.15 per diluted share, for the same quarter in 2017. Second quarter 2018 Adjusted Net Income was $13.6 million, compared to Adjusted Net Income of $7.5 million in the second quarter of 2017. Second quarter 2018 Adjusted EBITDA was $36.6 million, compared to Adjusted EBITDA of $29.6 million in the second quarter of 2017. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Our second quarter operating and financial results highlight our team’s ability to improve the Company’s market position in all markets,” said William Pate, Par Pacific’s President and Chief Executive Officer. “We are particularly pleased with the strong financial performance from our Wyoming refining operations and our retail units. Record on-island sales in Hawaii helped drive sequential improvement in Hawaii refining.”

Refining
The Refining segment reported operating income of $27.1 million for the second quarter of 2018, compared to operating income of $13.6 million for the second quarter of 2017. Adjusted Gross Margin for the Refining segment was $62.7 million, compared to $57.8 million in the second quarter of 2017.

Refining Adjusted EBITDA was $28.0 million in the second quarter of 2018, compared to Refining Adjusted EBITDA of $22.9 million in the second quarter of 2017.

Hawaii Refinery
The combined Mid Pacific Index was $8.13/bbl in the second quarter of 2018, compared to $8.96/bbl in the second quarter of 2017. The Hawaii refinery’s throughput in the second quarter of 2018 was 74 thousand barrels per day (Mbpd). This compares to throughput of 73 Mbpd for the same quarter in 2017. Production costs were $3.55 per throughput barrel in the second quarter of 2018, compared to $3.56 per throughput barrel in the same period in 2017.

Wyoming Refinery
During the second quarter of 2018, the Wyoming 3-2-1 Index averaged $24.99/bbl, compared to $21.47/bbl in the second quarter of 2017. The Wyoming refinery’s throughput was 17 Mbpd in the second quarter of 2018. This compares to throughput of 16 Mbpd for the same quarter in 2017. Production costs were $6.14 per throughput barrel in the second quarter of 2018. This compares to $7.06 per throughput barrel in the same quarter in 2017.

Retail
The Retail segment reported operating income of $7.9 million in the second quarter of 2018, compared to $7.0 million in the second quarter of 2017. Adjusted Gross Margin for the Retail segment was $26.5 million in the second quarter of 2018, compared to $20.4 million in the same quarter of 2017.

Retail Adjusted EBITDA was $10.6 million in the second quarter of 2018, compared to $8.5 million in the second quarter of 2017. The Retail segment reported sales volumes of 31.5 million gallons in the second quarter of 2018, compared to 23.7 million gallons in the same quarter of 2017. The second quarter of 2018 includes a full quarter of results from the Northwest retail acquisition.

Logistics
The Logistics segment reported operating income of $8.7 million in the second quarter of 2018, compared to $7.4 million in the second quarter of 2017. Adjusted Gross Margin for the Logistics segment was $12.7 million in the second quarter of 2018, compared to $13.8 million in the same quarter of 2017.

Logistics Adjusted EBITDA was $10.3 million in the second quarter of 2018, compared to $8.9 million in the second quarter of 2017.

Laramie Energy
Equity losses from Laramie in the second quarter of 2018 were $(2.4) million, compared to equity earnings of $2.4 million in the second quarter of 2017. Second quarter 2018 losses attributable to Par Pacific’s 39.1% ownership interest in Laramie included $3.2 million in unrealized losses on derivative instruments compared to $3.7 million in unrealized gains on derivative instruments during the second quarter of 2017.

Laramie averaged 197 million cubic feet equivalent per day (MMcfed) of production during the second quarter of 2018 and exited the quarter with production of 204 MMcfed.

Liquidity
Net cash provided by operations totaled $31.3 million for the six months ended June 30, 2018, compared to $62.2 million provided by operations during the six months ended June 30, 2017. At June 30, 2018, Par Pacific’s cash balance totaled $82.7 million, long-term debt totaled $388.0 million, and total liquidity was $163.4 million. Par Pacific’s cash balance improved by $17.7 million in the quarter, primarily due to cash provided from operations.

Conference Call Information
A conference call is scheduled for Wednesday, August 8, 2018 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-877-404-9648 inside the U.S. or 1-412-902-0030 outside the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investor Relations page. A telephone replay will be available until August 15, 2018 and may be accessed by calling 1-877-660-6853 inside the U.S. or 1-201-612-7415 outside the U.S. and using the conference ID 13681313#.

About Par Pacific
Par Pacific Holdings, Inc., based in Houston, Texas, owns, manages and maintains interests in energy, related retailing and infrastructure businesses. Par Pacific's strategy is to identify, acquire and operate energy, related retailing and infrastructure businesses with attractive competitive positions. Par Pacific owns and operates one of the largest energy infrastructure networks in Hawaii with a 94,000-bpd refinery, a logistics network supplying the major islands of the state and 91 retail locations. In Wyoming, Par Pacific owns a refinery and associated logistics network in a niche market. In Idaho and Washington, Par Pacific owns and operates 33 retail locations. Par Pacific also owns 39.1% of Laramie Energy, LLC which has natural gas operations and assets concentrated in the Piceance Basin in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; expected refinery throughput; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards on them; our ability to identify, acquire and operate energy, related retailing and infrastructure companies with attractive competitive positions; the anticipated synergies and other benefits of the Northwest retail acquisition; the anticipated financial and operating results of the Northwest retail acquisition and the effect on Par Pacific’s cash flows and profitability (including free cash flow and Adjusted earnings per share); and other risks and uncertainties detailed in Par Pacific’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that Par Pacific files with the Securities and Exchange Commission (SEC). Additionally, forward looking statements are subject to certain risks, trends, and uncertainties, such as changes to financial condition and liquidity; the volatility of crude oil and refined product prices; operating disruptions at our refineries resulting from unplanned maintenance events; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. Par Pacific cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should one of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Par Pacific does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Suneel Mandava
SVP, Finance
(713) 969-2136
smandava@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$856,396	$564,245	$1,621,835	$1,169,498
Operating expenses
Cost of revenues (excluding depreciation)	747,924	474,353	1,409,823	975,642
Operating expense (excluding depreciation)	53,060	51,675	104,070	102,023
Depreciation, depletion, and amortization	12,775	11,284	25,812	22,544
General and administrative expense (excluding depreciation)	12,905	10,482	24,110	23,396
Acquisition and integration expense	749	—	1,381	253
Total operating expenses	827,413	547,794	1,565,196	1,123,858
Operating income	28,983	16,451	56,639	45,640
Other income (expense)
Interest expense and financing costs, net	(10,544)	(9,139)	(18,921)	(18,081)
Loss on termination of financing agreements	—	(1,804)	—	(1,804)
Other income, net	657	107	776	237
Change in value of common stock warrants	(74)	(547)	671	(1,236)
Change in value of contingent consideration	—	—	(10,500)	—
Equity earnings (losses) from Laramie Energy, LLC	(2,352)	2,352	3,224	11,098
Total other income (expense), net	(12,313)	(9,031)	(24,750)	(9,786)
Income before income taxes	16,670	7,420	31,889	35,854
Income tax expense	(492)	(414)	(526)	(1,062)
Net income	$16,178	$7,006	$31,363	$34,792

Weighted-average shares outstanding
Basic	45,684	45,541	45,659	45,505
Diluted	45,723	45,564	45,700	45,536

Income per share
Basic	$0.35	$0.15	$0.68	$0.76
Diluted	$0.35	$0.15	$0.68	$0.75
Balance Sheet Data
(Unaudited)
(in thousands)

	June 30, 2018	December 31, 2017
Balance Sheet Data
Cash and cash equivalents	$82,703	$118,333
Working capital (1)	22,999	14,259
Debt, including current portion	388,039	384,812
Total stockholders’ equity	481,620	447,719
________________________________________

(1)	Working capital is calculated as (i) total current assets, excluding cash and cash equivalents less (ii) total current liabilities, excluding current portion of long-term debt.

Operating Statistics
The following table summarizes certain operational data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total Refining Segment
Feedstocks Throughput (Mbpd)	91.2	89.2	91.9	90.1
Refined product sales volume (Mbpd)	95.3	86.7	98.9	90.7

Hawaii Refinery
Feedstocks Throughput (Mbpd)	73.9	72.7	75.0	74.7
Source of Crude Oil:
North America	33.4%	13.8%	36.6%	29.3%
Asia	24.8%	23.3%	15.6%	24.6%
Africa	26.2%	17.3%	33.1%	20.1%
Latin America	—%	—%	—%	0.2%
Middle East	15.6%	45.6%	14.7%	25.8%
Total	100.0%	100.0%	100.0%	100.0%

Yield (% of total throughput)
Gasoline and gasoline blendstocks	28.1%	27.5%	28.2%	27.5%
Distillate	48.7%	49.1%	47.9%	47.0%
Fuel oils	16.6%	14.1%	16.4%	16.3%
Other products	3.4%	6.2%	4.3%	6.0%
Total yield	96.8%	96.9%	96.8%	96.8%

Refined product sales volume (Mbpd)
On-island sales volume	71.9	60.6	70.7	61.2
Exports sale volume	6.8	8.7	10.7	13.4
Total refined product sales volume	78.7	69.3	81.4	74.6

4-1-2-1 Singapore Crack Spread ($ per barrel) (1)	$6.42	$6.95	$6.40	$6.84
4-1-2-1 Mid Pacific Crack Spread ($ per barrel) (1)	7.71	8.35	7.54	8.02
Mid Pacific Crude Oil Differential ($ per barrel) (2)	(0.42)	(0.61)	(0.22)	(0.91)
Operating income (loss) per bbl ($/throughput bbl)	1.93	1.18	2.45	2.63
Adjusted Gross Margin per bbl ($/throughput bbl) (3)	5.32	5.76	5.26	6.43
Production costs per bbl ($/throughput bbl) (4)	3.55	3.56	3.60	3.64
DD&A per bbl ($/throughput bbl)	0.65	0.66	0.68	0.65

Wyoming Refinery
Feedstocks Throughput (Mbpd)	17.3	16.5	16.9	15.4

Yield (% of total throughput)
Gasoline and gasoline blendstocks	47.2%	48.8%	48.5%	51.2%
Distillate	48.0%	45.9%	46.4%	43.2%
Fuel oils	0.7%	2.5%	1.6%	2.6%
Other products	1.9%	1.9%	1.1%	1.7%
Total yield	97.8%	99.1%	97.6%	98.7%

Refined product sales volume (Mbpd)	16.6	17.4	17.5	16.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Wyoming Refinery (continued)
Wyoming 3-2-1 Index ($ per barrel) (5)	$24.99	$21.47	$20.35	$18.99
Operating income (loss) per bbl ($/throughput bbl)	8.97	3.90	6.51	1.99
Adjusted Gross Margin per bbl ($/throughput bbl) (3)	17.09	13.08	15.57	11.41
Production costs per bbl ($/throughput bbl) (4)	6.14	7.06	6.92	7.25
DD&A per bbl ($/throughput bbl)	1.98	2.06	2.15	2.18

Retail Segment
Retail sales volumes (thousands of gallons) (6)	31,489	23,746	53,679	45,804

Logistics Segment
Pipeline throughput (Mbpd)
Crude oil pipelines	88.5	86.7	88.4	88.7
Refined product pipelines	79.5	84.2	85.2	87.5
Total pipeline throughput	168.0	170.9	173.6	176.2
________________________________________

(1)
The profitability of our Hawaii business is heavily influenced by crack spreads in both the Singapore and U.S. West Coast markets. These markets reflect the closest liquid market alternatives to source refined products for Hawaii. We believe the Singapore and Mid Pacific crack spreads (or four barrels of Brent crude converted into one barrel of gasoline, two barrels of distillate (diesel and jet fuel) and one barrel of fuel oil) best reflect a market indicator for our Hawaii refinery operations. The Mid Pacific crack spread is calculated using a ratio of 80% Singapore and 20% San Francisco indices.

(2)
Weighted-average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulfur weight percentage of 0.65% that is indicative of our typical crude oil mix quality compared to Brent crude.

(3)	Please see discussion of Adjusted Gross Margin below. We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput.

(4)
Management uses production costs per barrel to evaluate performance and compare efficiency to other companies in the industry. There are several ways to calculate production costs per barrel; different companies within the industry calculate it in different ways. We calculate production costs per barrel by dividing all direct production costs, which include the costs to run the refineries including personnel costs, repair and maintenance costs, insurance, utilities and other miscellaneous costs, by total refining throughput. Our production costs are included in Operating expense (excluding depreciation) on our consolidated statement of operations, which also includes costs related to our bulk marketing operations.

(5)
The profitability of our Wyoming refinery is heavily influenced by crack spreads in nearby markets. We believe the Wyoming 3-2-1 Index is the best market indicator for our operations in Wyoming. The Wyoming 3-2-1 Index is computed by taking two parts gasoline and one part distillate (ultra-low sulfur diesel) as created from three barrels of West Texas Intermediate Crude. Pricing is based 50% on applicable product pricing in Rapid City, South Dakota, and 50% on applicable product pricing in Denver, Colorado.

(6)
Retail sales volumes for the three and six months ended June 30, 2018, include the 91 days and 100 days of retail sales volumes from Northwest Retail from the acquisition date of March 23, 2018 through June 30, 2018, respectively.

Non-GAAP Performance Measures
Management uses certain financial measures to evaluate our operating performance that are considered non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and our calculations thereof may not be comparable to similarly titled measures reported by other companies.
Adjusted Gross Margin
Adjusted Gross Margin is defined as (i) operating income (loss) plus operating expense (excluding depreciation), depreciation, depletion, and amortization (“DD&A”), inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase obligation, and purchase price allocation adjustments), and unrealized losses (gains) on derivatives or (ii) revenues less cost of revenues (excluding depreciation) plus inventory valuation adjustments and unrealized losses (gains) on derivatives. We define cost of revenues (excluding depreciation) as the hydrocarbon-related costs of inventory sold, transportation costs of delivering product to customers, crude oil consumed in the refining process, costs to satisfy our Renewable Identification Numbers (“RINs”) obligations, and certain hydrocarbon fees and taxes. Cost of revenues (excluding depreciation) also includes the unrealized gains (losses) on derivatives and inventory valuation adjustments that we exclude from Adjusted Gross Margin.
Management believes Adjusted Gross Margin is an important measure of operating performance and uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. Management believes Adjusted Gross Margin provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreement and lower of cost or net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation, depletion, and amortization.
Adjusted Gross Margin should not be considered an alternative to operating income (loss), net cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted Gross Margin presented by other companies may not be comparable to our presentation since each company may define this term differently as they may include other manufacturing costs and depreciation expense in cost of revenues.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended June 30, 2018	Refining	Logistics	Retail
Operating income (loss)	$27,082	$8,650	$7,857
Operating expense (excluding depreciation)	34,747	2,385	15,924
Depreciation, depletion, and amortization	7,475	1,673	2,697
Inventory valuation adjustment	(12,091)	—	—
Unrealized loss (gain) on derivatives	5,496	—	—
Adjusted Gross Margin	$62,709	$12,708	$26,478

Three months ended June 30, 2017	Refining	Logistics	Retail
Operating income (loss)	$13,642	$7,423	$6,996
Operating expense (excluding depreciation)	34,895	4,849	11,951
Depreciation, depletion, and amortization	7,450	1,524	1,458
Inventory valuation adjustment	(2,620)	—	—
Unrealized loss (gain) on derivatives	4,399	—	—
Adjusted Gross Margin	$57,766	$13,796	$20,405

Six Months Ended June 30, 2018	Refining	Logistics	Retail
Operating income (loss)	$53,155	$17,443	$13,595
Operating expense (excluding depreciation)	72,096	4,207	27,763
Depreciation, depletion, and amortization	15,837	3,315	4,565
Inventory valuation adjustment	(23,978)	—	—
Unrealized loss (gain) on derivatives	1,991	—	—
Adjusted Gross Margin	$119,101	$24,965	$45,923

Six Months Ended June 30, 2017	Refining	Logistics	Retail
Operating income (loss)	$41,058	$16,836	$13,116
Operating expense (excluding depreciation)	71,111	8,646	22,266
Depreciation, depletion, and amortization	14,853	3,011	2,906
Inventory valuation adjustment	(11,412)	—	—
Unrealized loss (gain) on derivatives	3,112	—	—
Adjusted Gross Margin	$118,722	$28,493	$38,288

Adjusted Net Income (Loss) and Adjusted EBITDA
Adjusted Net Income (Loss) is defined as net income (loss) excluding changes in the value of contingent consideration and common stock warrants, acquisition and integration expense, unrealized (gains) losses on derivatives, loss on termination of financing agreements, release of tax valuation allowance, inventory valuation adjustment, severance costs, impairment expense, and (gain) loss on sale of assets. Beginning in 2018, Adjusted Net Income (Loss) also excludes Par's share of Laramie Energy's unrealized loss (gain) on derivatives. The exclusion of Par's share of Laramie Energy's unrealized loss (gain) on derivatives from Adjusted Net Income (Loss) is consistent with our treatment of Par’s unrealized (gains) losses on derivatives, which are also excluded from Adjusted Net Income (Loss). We have recast the non-GAAP information for three and six months ended June 30, 2017 to conform to the current period presentation.
Adjusted EBITDA is Adjusted Net Income (Loss) excluding interest expense and financing costs, taxes, DD&A, and equity losses (earnings) from Laramie Energy (excluding Par's share of Laramie’s unrealized loss or gain on derivatives). We believe Adjusted Net Income (Loss) and Adjusted EBITDA are useful supplemental financial measures that allow investors to assess:

•	The financial performance of our assets without regard to financing methods, capital structure, or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered in isolation, or as a substitute for, operating income (loss), net income (loss), cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted Net Income (Loss) and Adjusted EBITDA presented by other companies may not be comparable to our presentation as other companies may define these terms differently.
The following table presents a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income (loss), on a historical basis for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$16,178	$7,006	$31,363	$34,792
Inventory valuation adjustment	(12,091)	(2,620)	(23,978)	(11,412)
Unrealized loss (gain) on derivatives	5,496	4,399	1,991	3,112
Acquisition and integration expense	749	—	1,381	253
Loss on termination of financing agreements	—	1,804	—	1,804
Change in value of common stock warrants	74	547	(671)	1,236
Change in value of contingent consideration	—	—	10,500	—
Severance costs	—	—	—	1,595
Par's share of Laramie Energy's unrealized loss (gain) on derivatives (1)	3,157	(3,680)	1,169	(13,917)
Adjusted Net Income	13,563	7,456	21,755	17,463
Depreciation, depletion, and amortization	12,775	11,284	25,812	22,544
Interest expense and financing costs, net	10,544	9,139	18,921	18,081
Equity losses (earnings) from Laramie Energy, LLC, excluding Par's share of unrealized loss (gain) on derivatives	(805)	1,328	(4,393)	2,819
Income tax expense	492	414	526	1,062
Adjusted EBITDA	$36,569	$29,621	$62,621	$61,969
________________________________________

(1)	Included in Equity earnings from Laramie Energy, LLC on our Condensed Consolidated Statements of Operations.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) per share (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted Net Income	$13,563	$7,456	$21,755	$17,463
Undistributed Adjusted Net Income allocated to participating securities (1)	204	92	300	207
Adjusted Net Income attributable to common stockholders	13,359	7,364	21,455	17,256
Plus: effect of convertible securities	—	—	—	—
Numerator for diluted income per common share	$13,359	$7,364	$21,455	$17,256

Basic weighted-average common stock shares outstanding	45,684	45,541	45,659	45,505
Add dilutive effects of common stock equivalents	39	23	41	31
Diluted weighted-average common stock shares outstanding	45,723	45,564	45,700	45,536

Basic Adjusted Net Income per common share	$0.29	$0.16	$0.47	$0.38
Diluted Adjusted Net Income per common share	$0.29	$0.16	$0.47	$0.38
________________________________________

(1)	Participating securities include restricted stock that has been issued but has not yet vested.
Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as operating income (loss) by segment excluding unrealized (gains) losses on derivatives, inventory valuation adjustment, severance costs, and depreciation, depletion, and amortization expense. We believe Adjusted EBITDA by segment is a useful supplemental financial measure to evaluate the economic performance of our segments without regard to financing methods, capital structure, or historical cost basis.

The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

	Three Months Ended June 30, 2018
	Refining	Logistics	Retail
Operating income by segment	$27,082	$8,650	$7,857
Depreciation, depletion, and amortization	7,475	1,673	2,697
Inventory valuation adjustment	(12,091)	—	—
Unrealized loss (gain) on derivatives	5,496	—	—
Adjusted EBITDA	$27,962	$10,323	$10,554

	Three Months Ended June 30, 2017
	Refining	Logistics	Retail
Operating income by segment	$13,642	$7,423	$6,996
Depreciation, depletion, and amortization	7,450	1,524	1,458
Inventory valuation adjustment	(2,620)	—	—
Unrealized loss (gain) on derivatives	4,399	—	—
Adjusted EBITDA	$22,871	$8,947	$8,454

	Six Months Ended June 30, 2018
	Refining	Logistics	Retail
Operating income (loss) by segment	$53,155	$17,443	$13,595
Depreciation, depletion and amortization	15,837	3,315	4,565
Inventory valuation adjustment	(23,978)	—	—
Unrealized loss (gain) on derivatives	1,991	—	—
Adjusted EBITDA	$47,005	$20,758	$18,160

	Six Months Ended June 30, 2017
	Refining	Logistics	Retail
Operating income (loss) by segment	$41,058	$16,836	$13,116
Depreciation, depletion and amortization	14,853	3,011	2,906
Inventory valuation adjustment	(11,412)	—	—
Unrealized loss (gain) on derivatives	3,112	—	—
Severance costs	395	—	—
Adjusted EBITDA	$48,006	$19,847	$16,022